UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2025

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Sawyer, Suite 600
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.427)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, Alex Board provided Silver Star Properties REIT, Inc. (the “Company”) with notice of his intent to resign from his position as Deputy Chief Financial Officer and Principal Accounting Officer of the Company, effective as of June 6, 2025. Mr. Board's resignation is not a result of any disagreement with the Company or its board of directors or any matter relating to the Company’s operations, policies or practices. Mr. Board has stated and continues to state he supports the Company’s long-term strategic objectives and his departure in no way is indicative of his belief in the Company and its pivot strategy. Eric Tam, Accounting Manager, who joined the Company in April 2022, will assume the position of Controller.

Item 7.01 Regulation FD Disclosure.

On May 23, 2025, the Company issued a press release providing an update on the Company's strategic pivot with self-storage growth and broad operational turnaround and expansion. Additionally, the Company released an episode of its Silver Star Podcast featuring Adrienne Collins, former General Counsel, Chief Compliance Officer, and Corporate Secretary of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release announcing the video and a copy of the transcript are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has filed a Preliminary Proxy Statement with the SEC on May 19, 2025 in connection with the court ordered 2025 Annual Meeting and intends to solicit votes for the Pivot Strategy adopted by the Executive Committee and such other matters as the Executive Committee, at the discretion of its Chairman, determines to consider. The definitive Proxy Statement will contain important information about Silver Star, the court ordered annual meeting and the opportunity to vote whether to execute and pivot the Company into the self-storage real estate class. Shareholders are urged to read the definitive Proxy Statement carefully when it is available.

Upon completion and filing of our definitive proxy statement, Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Silver Star on the SEC’s website (www.sec.gov). In addition, shareholders will be able to obtain free copies of the Proxy Statement from Silver Star by following the instructions provided in the Proxy Statement.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement to be filed with the SEC. As of May 19, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 1,172,436 shares, or 1.74%, of Silver Star common stock. Allen Hartman beneficially owned approximately 5,006,412 shares, or 7.43%, of Silver Star common stock. Additional information regarding the interests of such participants will be included in the definitive proxy statement that will be filed with the SEC and available free of charge as indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1+	Press Release dated May 23, 2025 on Strategic Pivot
99.2+	Press Release dated May 23, 2025 on Podcast

99.3+	Transcript of video release dated May 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Alex Board
Name: Alex Board
Title: Deputy Chief Financial Officer and Principal Accounting Officer

Date:  May 23, 2025